SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMAGIN CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

eMagin Corporation

2015

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

_____________________

June 4, 2015

at 10:00 a.m. Eastern Time

_____________________

61 Broadway, 32nd Floor

New York, New York 10006

eMagin Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of eMagin Corporation (“eMagin” or the “Company”) will be held at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, New York, New York 10006, on Thursday, June 4, 2015, at 10:00 a.m. Eastern  Time, to consider the following proposals:

1. To elect the seven director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2. To ratify the appointment of McGladrey LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015;

3. To conduct an advisory vote on executive compensation;

4. To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTE AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" Proposals 1 - 3.   A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof.   Stockholders are cordially invited to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, please be sure to bring your proxy card and photo identification. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the Company’s costs.

Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 4, 2015. The Proxy Statement and our 2014 Annual Report on Form 10-K to Stockholders are available at: http://www.cstproxy.com/emagin/2015.

By Order of the Board of Directors

/s/ Jill J. Wittels
Jill J. Wittels
Chair of the Board of Directors

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

eMagin Corporation

2070 Route 52

Hopewell Junction, NY 12533

(845) 838-7900

______________________

PROXY STATEMENT

_______________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of eMagin Corporation (“eMagin” or the “Company”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, New York, New York 10006 on Thursday, June 4, 2015, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about April 24, 2015. If you require directions to the Annual Meeting please email Paul Campbell at pcampbell@emagin.com.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy.  Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy.  Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications.  No additional compensation will be paid for any such services.  This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

RECORD DATE

Stockholders of record at the close of business on April 17, 2015, will be entitled to receive notice of, attend and vote at the meeting.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

eMagin Corporation has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 4, 2015, at 10:00 a.m. local time at 61 Broadway, 32nd Floor, New York, New York 10006. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about April 24, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•	if you requested printed versions of these materials by mail, these materials also include the proxy card or vote instructions for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint Andrew Sculley, our Chief Executive Officer, and Paul Campbell, our Chief Financial Officer, as your representatives at the Annual Meeting.  By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card.  This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of seven persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of McGladrey LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015, and (iii) to conduct an advisory vote on executive compensation. In addition, management will report on the performance of the Company during fiscal year 2014 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock and Series B Convertible Preferred Stock (on an as-converted basis with the common stock) issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there are 25,198,796 shares of eMagin common stock and 5,659 shares of Series B Convertible Preferred Stock, convertible into 7,545,333 shares of common stock, issued and outstanding. Each share of Series B Convertible Preferred Stock is entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock. Thus, the presence of the holders of common stock and Series B Convertible Preferred Stock (on an as-converted basis with the common stock) representing at least 16,372,065 votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

  Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

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Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending the Notice to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one Notice?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please follow directions on each Notice to ensure that all of your shares are voted.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	view the Company’s proxy materials for the Annual Meeting on the Internet;

•	request hard copies of the materials; and

•	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record

If on April 17, 2015, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company.  As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us.  Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

  If on April 17 2015, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record.   If you are a stockholder of record, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Telephone. You may vote by calling the toll free number found on the Proxy Card.

•	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•	In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive. You must bring a valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

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Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. You must bring a valid photo identification such as your driver’s license or passport.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers.  As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal.  A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposed ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 is considered a “routine” matter.  Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal.

What happens if I do not give specific voting instructions?

Stockholders of Record.   If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, but cannot vote on non-routine matters, such as the election of directors.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the seven directors nominated by the Company to hold office subject to the provisions of the Bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	for ratification of the appointment of McGladrey LLP as the Company’s independent auditors for fiscal year 2015; and

•	for approval of executive compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in this Proxy Statement’s Summary Compensation Table,

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With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock or Series B Convertible Preferred Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How Are Proxy materials delivered to households?

Only one copy of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2014 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2014 and this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our Board of the seven nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The  following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of eMagin's outstanding common stock, the Company's directors, the executive officers, and the directors and executive officers as a group as of April 17, 2015, unless otherwise noted. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

	Common Stock Beneficially Owned**	Percentage of Common
Name of Beneficial Owner		Stock **
Stillwater Holdings LLC (f/k/a Stillwater LLC) (1)	12,631,492	34.23%
Ginola Limited (2)	4,540,694	12.30%
Paul Cronson (3)	662,206	1.79%
Andrew G. Sculley (4)	553.729	1.50%
Stephen Seay (5)	397,235	1.08%
Jill J. Wittels (6)	310,643	*
Paul Campbell (7)	231,365	*
Leslie G. Polgar (8)	194,435	*
Amalkumar Ghosh (9)	159,485	*
Olivier Prache (10)	141,399	*
Christopher Brody (11)	108,753	*
Ellen Richstone (12)	35,680	*
Margaret Kohin (13)	16,667	*
All executive officers and directors as a group (consisting of 11 individuals) (14)		7.62%

*Less than 1% of the outstanding common stock

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** Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or preferred shares exercisable or convertible within 60 days of April 17, 2015 are deemed outstanding for computing the percentage of the person holding such option or warrant.  Percentages are based on a total of 36,906,118 shares: 25,198,796 shares of common stock outstanding on April 17, 2015 and 11,707,322 shares issuable upon the exercise of options exercisable and preferred shares convertible on or within 60 days of April 17, 2015, as described below.

(1) This figure represents: (i) 6,316,826 shares of common stock owned by Stillwater Holdings LLC (f/k/a Stillwater LLC), which includes 4,250,000 shares of common stock placed with Flat Creek Fiduciary Management LLC as trustee of a trust for the benefit of minor beneficiaries of the sole member of Stillwater Holdings LLC, in which the sole member of Stillwater Holdings LLC has investment control, and 783,325 shares of common stock owned by Rainbow Gate Corporation of which the sole member of Stillwater Holdings LLC is the investment manager; and (ii) 6,314,666 shares of common stock underlying Series B Convertible Preferred Stock which includes 937,333 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation of which the sole member of Stillwater Holdings LLC is the investment manager. Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Stillwater Holdings LLC as sole member, Mortimer D. A. Sackler exercises sole voting power with respect to the shares held in the name of Rainbow Gate Corporation as investment manager, and Mortimer D.A. Sackler has investment control with respect to the shares held in the name of Flat Creek Fiduciary Management LLC, as trustee; therefore Stillwater Holdings LLC is deemed to beneficially own the shares held by Rainbow Gate Corporation and Flat Creek Fiduciary Management LLC.

(2) This figure represents: (i) 2,532,694 shares of common stock owned by Ginola Limited, which include: 783,325 shares of common stock held indirectly by Rainbow Gate Corporation; 78,478 shares of common stock owned by Mount Union Corp.; and 57,372 shares of common stock owned by Chelsea Trust Company Limited, as trustee (Ginola Limited disclaims beneficial ownership of the shares owned by Rainbow Gate Corporation, Mount Union Corp. and Chelsea Trust Company Limited, as trustee); and (ii) 2,008,000 shares of common stock underlying Series B Convertible Preferred Stock, which includes 937,333 shares of common stock underlying Series B Convertible Preferred Stock held by Rainbow Gate Corporation. Stillwater Holdings LLC (f/k/a Stillwater LLC) and Ginola Limited are beneficially owned by separate parties and therefore do not exert voting control over one another. However, the figure for Stillwater Holdings LLC includes the shares held by Rainbow Gate Corporation since the sole member of Stillwater Holdings LLC is the investment manager and sole director of Rainbow Gate Corporation and exerts voting control over such shares. Jonathan White, Philip Le Cornu and Joerg Fischer exercise shared voting power with respect to the shares held in the name of Mount Union Corp. Stuart Baker, Joerg Fischer, Christopher Mitchell, Leslie Schreyer and Jonathan White exercise shared voting power with respect to the shares held in the name of Chelsea Trust Company Limited.   Jonathan White, Joerg Fischer and Philip Le Cornu are the directors of Ginola Limited and exercise shared voting power with respect to the shares held in the name of Ginola Limited.

(3) This figure represents 168,471 shares of common stock owned by Mr. Cronson, 333,735 shares of common stock underlying options, and 160,000 shares of common stock underlying Series B Convertible Preferred Stock held directly and indirectly by Paul Cronson. This includes (i) 13,294 shares of common stock held indirectly by a family member of Paul Cronson; and (ii) 155,177 shares of common stock and 160,000 shares of common stock underlying Series B Convertible Preferred Stock held indirectly by Navacorp III, LLC. Mr. Cronson exercises sole voting power with respect to the shares held in the name of Navacorp III, LLC.

(4) This figure represents 133,900 shares of common stock owned by Andrew G. Sculley and 419,829 shares underlying options.

(5) This figure represents shares underlying options.

(6) This figure represents shares underlying options.

(7) This figure represents 37,197 shares of common stock owned by Paul Campbell and 194,168 shares underlying options.

(8) This figure represents shares underlying options.

(9) This figure represents 1,611 shares of common stock owned by Amalkumar Ghosh and 157,874 shares underlying options.

(10) This figure represents 181 shares of common stock owned by Olivier Prache and 141,218 shares underlying options.

(11) This figure represents shares underlying options.

(12) This figure represents shares underlying options.

(13) This figure represents shares underlying options.

(14) This figure represents:  (i) 341,360 shares; (ii) 160,000 shares of common stock underlying Series B Convertible Preferred Stock; and (iii) 2,310,236 shares underlying options.

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There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board and committee meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our directors is provided in “Proposal No. 1 - Proposal for the Election of Seven Directors” on page 21. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years. In 2014, two directors resigned from the Board, Claude Charles as of May 22, 2014 and Irwin Engelman as of June 30, 2014. The decision to resign was in neither case based on any disagreement with the Company.

Our Board currently consists of seven persons, all of whom have been nominated by the Company to stand for election.

Name	Age	Position
Christopher Brody (2)(3*)	46	Director
Paul Cronson (1)(4)	58	Director
Dr. Leslie G. Polgar (3)(4*)	71	Director
Ellen Richstone (1*)(2)	63	Director
Andrew G. Sculley	64	Chief Executive Officer, President, and Director
Brig. General Stephen Seay (U.S. Army Ret.) (1)(2*)(3)(4)	68	Director
Dr. Jill J. Wittels (4)	65	Director, Chair of the Board

(1)	Audit Committee
(2)	Governance & Nominating Committee
(3)	Compensation Committee
(4)	Strategy Committee

* Committee Chair

Involvement in Certain Legal Proceedings

To our knowledge, with the exception of Mr. Cronson, during the last ten years, none of our directors has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Pursuant to an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Making Findings, and Imposing a Cease-and-Desist Order and Civil Penalty dated September 10, 2014 (the “Order”), the entry to which Mr. Cronson consented, the SEC found that Mr. Cronson had violated Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder by virtue of having failed to timely file a Form 4 reporting transactions in our Company’s securities on numerous occasions during the calendar years 2010 through 2013. The SEC ordered Mr. Cronson to (i) cease and desist from committing or causing any future violations Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder, and (ii) pay a civil money penalty in the amount of $47,250.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Board meetings during fiscal 2014

During 2014, the Board of Directors held 10 meetings.  Each director attended no fewer than 95.5% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which such director served. The Board also approved certain actions by unanimous written consent.

Committees established by the Board

The Board of Directors has standing Audit, Compensation, Strategy and Governance and Nominating Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Audit Committee is responsible for overseeing management’s implementation of effective internal accounting and financial controls, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls, reviewing the results of our audit performed by the independent public accountants, and evaluating and selecting the independent public accountants. The Audit Committee has adopted an Audit Committee Charter, which is posted on our Corporate Governance landing page, under the tab labeled “Investors” on our website at http://www.emagin.com.  The current members of the Audit Committee are Ellen Richstone (Chair), Paul Cronson and Stephen Seay. The Board has determined that Ms. Richstone is an “audit committee financial expert” as defined by the SEC.  During 2014, the Audit Committee held 5 meetings in person or through conference calls.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of our executive officers and outside directors, and administers our stock option and incentive compensation plans. The Compensation Committee has adopted a Compensation Committee Charter, which is posted on our Corporate Governance landing page, under the tab labeled “Investors” on our website at http://www.emagin.com. The current members of the Compensation Committee are Christopher Brody (Chair), Leslie Polgar and Stephen Seay. During 2014, the Compensation Committee held 5 meetings in person or through conference calls.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for considering potential Board members, nominating Directors for election to the Board, implementing the Company’s corporate governance policies, and for all other purposes outlined in the Governance and Nominating Committee Charter, which is posted which is posted on our Corporate Governance landing page, under the tab labeled “Investors” on our website at http://www.emagin.com.  The current members of the Governance and Nominating Committee are Stephen Seay (Chair), Christopher Brody and Ellen Richstone. During 2014, the Governance and Nominating Committee held 5 meetings in person or through conference calls.

Strategy Committee

The primary purpose of the Strategy Committee is to be responsible to the Board of Directors for the oversight of the Company’s Strategic Plan. The Strategy Committee maintains an on-going, cooperative, interactive strategic planning process with the Company's executive management, including the identification, setting and maintenance of strategic goals and expectations as well as the review of potential acquisitions, joint ventures, and strategic alliances. The Strategy Committee held 6 meetings in person or through conference calls. Its current members are Leslie Polgar (Chair), Paul Cronson, Stephen Seay and Jill Wittels.

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Nomination of Directors

As provided in its charter, the Governance and Nominating Committee is responsible for identifying individuals qualified to become directors. The Governance and Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Governance and Nominating Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chair of the Board, and (5) third parties such as service providers. In evaluating potential candidates for director, the Governance and Nominating Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.

The Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the committee. The Governance and Nominating Committee does not plan to change the manner in which the committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.

The Governance and Nominating Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Board, the committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, finance, executive leadership, industry and similar attributes.

At least a majority of the directors on the Board must be Independent Directors as this term is defined in the rules of the NYSE MKT LLC.

Board Leadership Structure and Role in Risk Oversight

The Company has separated the positions of Chair of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, the Board believes it is appropriate to separate the positions of Chair and Chief Executive Officer. Our Chair presides over all meetings of the Board of Directors, including executive sessions of the independent directors, which are held at each Board meeting. She briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with him on matters of importance. She has responsibility for shaping the Board’s agendas and consults with all directors to ensure that the board agendas and board materials provide the Board with the information needed to fulfill its responsibilities. From time to time she may also represent the Company in interactions with external stakeholders, at the discretion of the Board.

The Board of Directors has determined that each of our current directors, except for Mr. Sculley, is an “independent director” as that term is defined in the listing standards of the NYSE MKT LLC.  The Board of Directors has also determined that each member of the Audit Committee, Compensation Committee and Governance and Nominating Committee meets the independence standards applicable to those committees prescribed by the NYSE MKT LLC and the SEC.  In making this decision, the Board considered all relationships between the Company and the directors, including Dr. Wittels' role as (and compensation related to) a consultant to the Company from April through July of 2011. The Board determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Our Board has overall responsibility for risk oversight. The oversight is conducted primarily through committees of the Board of Directors, as disclosed in each of the descriptions of each of the committees above and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to eMagin Corporation, c/o Corporate Secretary, 2070 Route 52, Hopewell Junction, NY 12533 or emailing to pcampbell@emagin.com.  At this time we do not screen communications received and would forward any requests directly to the named director. If no director was named in a general inquiry, the Secretary would contact either the Chair of the Board of Directors or the chairperson of a particular committee, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a Director’s permission.

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Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer and principal accounting officer. The Code of Ethics and Business Conduct is posted on our website at http://www.emagin.com.

COMPENSATION OF DIRECTORS

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2014.

Name	Fees earned or paid in cash($)	Option awards($) (1)	Total($)
Christopher Brody	40,000	50,000	90,000
Claude Charles (2)	15,778	22,916	38,694
Paul Cronson	40,000	50,000	90,000
Irwin Engelman (3)	22,500	25,000	47,500
Leslie Polgar	40,000	50,000	90,000
Ellen Richstone (4)	22,500	25,000	47,500
Stephen Seay	40,000	50,000	90,000
Jill J. Wittels	70,000	98,750	168,750

(1)  Please see Note 10 to our financial statements for the year ended December 31, 2014, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2) Claude Charles resigned his directorship on May 22, 2014. The fees and option awards were prorated for the period served.

(3) Irwin Engelman resigned his directorship on June 30, 2014. The fees and option awards were prorated for the period served.

(4) Ellen Richstone became a director on July 1, 2014. The fees and option awards were prorated for the period served.

Fees Earned or Paid in Cash

Board Retainer. Each Non-Employee Director, except the Chair, Claude Charles, Irwin Engelman and Ellen Richstone, received an annual cash retainer of $40,000 for his service as a member of the Board of Directors. Claude Charles, Irwin Engelman, and Ellen Richstone received a prorated cash retainer based on the period served as a Board member. Irwin Engelman and Ellen Richstone received a prorated annual retainer of $2,500 each for the period served as the Audit Committee chair.

Meeting Fees. None.

Option Awards

Each Non-Employee Director, except the Chair, Claude Charles, Irwin Engelman and Ellen Richstone, received equity compensation in the form of stock option grants valued at $50,000. Claude Charles, Irwin Engelman, and Ellen Richstone received prorated equity compensation in the form of stock option grants based on the period served as a Board member.

Chair of the Board

The Chair received an annual cash retainer of $70,000 and equity compensation in the form of stock option grants valued at $98,750.

2015 Non-Employee Director Compensation

On January 30, 2015, the Compensation Committee approved the following 2015 compensation for Non-Employee Directors, excluding the Chair:

-	Annual Cash Retainer of $40,000
-	Stock Option grant valued at $50,000
-	No meeting fees

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The Chair will receive an annual cash retainer of $70,000 and stock option grant valued at $98,750. The Chair of the Audit Committee will receive an annual cash retainer of $5,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on PCAOB AS 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee,

Ellen Richstone, Chair

Paul Cronson

Brig. Gen. Stephen M. Seay (U.S. Army, Ret.)

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The executive officers are appointed annually by our Board of Directors and hold office until their successors are elected and duly qualified unless otherwise specified in an individual’s employment agreement. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

Name	Age	Position
Andrew G. Sculley	64	Chief Executive Officer and President
Paul Campbell	59	Chief Financial Officer and Treasurer
Amalkumar Ghosh	60	Senior Vice President, Research and Development
Margaret Kohin (1)	53	Senior Vice President, Business Development
Olivier Prache	55	Senior Vice President, Product Development

(1) Dr. Kohin was appointed to her present position in September of 2014. On April 9, 2015, the Board determined that she should be deemed an Executive Officer and made the corresponding appointment.

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The following includes the principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers:

Andrew G. Sculley became the Company’s Chief Executive Officer and President on June 1, 2008 and was appointed to the Board of Directors on November 2, 2009.  Mr. Sculley served as the General Manager of Kodak’s OLED systems Business Unit and Vice President of Kodak’s Display Business from 2004 to 2008. From 2003 to 2006, he served on the Board of Directors of SK Display, a joint venture between Sanyo and Kodak. From 1996 to 2001, Mr. Sculley served as the Manager of Operations, CFO and member of the Board of Directors of Kodak Japan Ltd., where he managed Distribution, Information Technologies, Legal, Purchasing and Finance. Previously, he held positions in strategic planning and finance in Eastman Kodak Company.  Mr. Sculley holds an MBA from Carnegie-Mellon University and an M.S. in physics from Cornell University. He attended Harvard University’s International Senior Management Program while an executive at Kodak.

Paul Campbell became the Company’s Chief Financial Officer and Treasurer as of May 8, 2009.  Prior to this date, he had served as the Company’s Interim Chief Financial Officer since April 15, 2008.  He served as Interim Corporate Secretary from September, 2010 to February, 2011. Mr. Campbell is a partner with Tatum, LLC (“Tatum”), an executive services firm, since November 2007.  Mr. Campbell served as the Chief Financial Officer of four public companies, including Checkers Drive-In Restaurants, Inc., which until 2006 was traded on the Nasdaq and Famous Dave’s of America, Inc., which is currently trading on the Nasdaq.  Mr. Campbell also served as Chief Financial Officer of Sonus Corporation, a medical device retailer, and from May 2007 through October 2007 he served as Chief Financial Officer of Organic To Go, Inc., an emerging publicly-held food company.  From 2001 through April 2007, Mr. Campbell owned and operated Campbell Capital, LLC, a consulting and investment firm in Seattle, Washington providing strategic planning and financing services to small businesses.  Mr. Campbell received his MBA from Pepperdine University and his B.A. degree in Business Economics from the University of California at Santa Barbara.

Dr. Amalkumar Ghosh was appointed Senior Vice President of Research and Development in April 2009, after serving as Vice President of OLED Research and Development at the Company since 2005. He is responsible for new microdisplay technology development, government programs, intellectual property and manufacturing process engineering.  Dr. Ghosh has more than twenty five years of industrial research and development experience.  From 2002 to 2005, he was employed by Eastman Kodak Company where he focused on OLED display technology.  From 1995 to 2002, he was employed by the Company.  From 1985 to 1995, he was employed by IBM Corporation where he was involved with semiconductor and LCD display technologies. He has numerous publications and patents to his credit and has received numerous awards and recognitions from the Society for Information Display.  Currently, Dr. Ghosh is the President of the Society for Information Display. He earned a Ph.D. degree in Physics from Massachusetts Institute of Technology in 1985.

Dr. Margaret Kohin was appointed Senior Vice President of Business Development in September 2014, after having served as Vice President of Strategic Initiatives at eMagin since 2013. She is responsible for Business Development, Sales, and Marketing for all eMagin products and contracts. Dr. Kohin has more than two decades of experience developing, commercializing, and selling high technology electro-optical products. Prior to joining eMagin, Dr. Kohin was at BAE Systems where she held executive positions in Business Development, Product Line and Program Management, and Engineering.  At BAE Systems, she held many positions including leading new product and technology development for the Infrared Imaging Systems business unit, leading the Bold Stroke Initiative for next generation Aircraft Survivability, and managing business development for Intelligence, Surveillance and Reconnaissance (ISR) technology programs.

Dr. Kohin obtained a B.S in Optics from the University of Rochester and M.S. and Ph.D. degrees in Electro-Optics from Tufts University.  She also completed the General Management Program at the Harvard Business School.

Olivier Prache was appointed Senior Vice President, Product Development in September 2012. He served as Senior Vice President of Display Operations and Development from 2005 to 2012, after overseeing microdisplay product development by the Company since 1995, when he joined the Company's predecessor, FED Corporation. He was employed by Philips-LCOS from 2002 until 2004, when he rejoined the Company. His current responsibilities encompass managing OLED product development and product engineering. Prior to joining the Company's predecessor in 1995, he worked for Pixtech in France and OIS Optical Imaging Systems in Troy, Michigan. He received his Diplôme d'Ingénieur from E.N.S.E.R.G., in Grenoble, France in 1983. Mr. Prache has published numerous papers and holds several patents related to the design of OLED-on-silicon microdisplays.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our executives has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

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•	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•	Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any executive of the Company is a party adverse to the Company or has a material interest adverse to the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In 2014, we were successful in winning several new, important, R&D contracts and advancing key, new products, including an innovative new head-mounted display “HMD” prototype while navigating through an environment that continues to be challenging with increased competition. Total revenues for 2014 were down and operating income was almost flat in 2014, due to decreases in display sales, the income effect of which was offset by reductions in operating expenses. 2014 revenues were impacted by a stop ship order from three of our customers. The situation was resolved with respect to two of the three customers. We continue to work with and hope to resume shipments to the third customer soon. The new R&D contracts will increase R&D contract revenues significantly in 2015 and the availability of the new products should also help to increase revenues. As a result of not achieving all of our goals, no cash bonuses and no option grants were awarded to executive officers in 2014 (other than option grants awarded to new hires, new positions and promotions). In 2014, we maintained the previously implemented reduction of the percentage of executives’ salary bonus potential, the clawback policy and the cap on stock option grants at 4.5% of outstanding shares annually. The Compensation Committee continues to review the Company’s incentive plans and employment arrangements to ensure that pay is aligned with performance.

Executive Compensation Objectives

The objectives of our compensation program are as follows:

•	Attract, hire and retain well-qualified executives.

•	Reward performance that drives substantial increases in shareholder value, as evidenced through both future operating profits and increased market price of our common shares.

Compensation Setting Process

Role of Compensation Committee. The role of the Compensation Committee is to oversee the Company’s executive compensation strategy, oversee the administration of its executive compensation and its equity based compensation plans, review and approve the compensation of the Company’s CEO, and oversee the Company’s compensation plan for the Board of Directors. The Compensation Committee is comprised exclusively of independent outside directors and includes members with executive level experience in other companies who bring a perspective of reasonableness to compensation matters with our Company. In addition, the Compensation Committee compares executive compensation practices of similar companies at similar stages of development.

Role of Compensation Consultant. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Towers Watson, a global professional services company with strong compensation and awards expertise, was previously engaged by Compensation Committee to assist in the identification and selection of peer companies for purposes of comparing compensation practices, to provide guidance regarding the amount and types of compensation that we provide to our executives and board of directors, and other compensation-related matters. In March 2012, Towers Watson provided its analysis of board and executive compensation to the Compensation Committee. In 2014, the Compensation Committee did not engage or receive services from Tower Watson or any other compensation consultant. The Compensation Committee anticipates continuing to improve our compensation program through implementation of agreed upon policies going forward.

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Role of Management. In setting compensation for 2014, our CEO worked closely with the Compensation Committee and attended its meetings of the Compensation Committee. Our CEO made recommendations to the Compensation Committee regarding compensation of our executive officers other than him. No executive officer participated directly in the final deliberations regarding his own compensation package.

Use of Comparative Market Data. The Compensation Committee approved a benchmark peer group of companies based on the analysis and advice of Towers Watson in January of 2012. The companies were selected as peers based on their being in a similar industry, primarily manufacturers of electronic components or electronic equipment and instruments, and of a generally similar size, based mainly on revenue. Our peer group consists of the following 17 companies:

Advanced Photonix Inc.	Microvision Inc.
Clearfield, Inc.	NVE Corporation
Digital Ally Inc.	Photonic Products Group Inc.
Intricon Corporation	RF Monolitics Inc.
Kopin Corporation	Solar Power, Inc.
LightPath Technologies Inc.	Supertex Inc.
LRAD Corporation	The LGL Group, Inc.
Micronetics Inc.	Universal Display Corporation
Micropac Industries Inc.

The Compensation Committee compared the total direct compensation of the Company’s executive officers with the total direct compensation paid to the top executive officers at the companies in the peer group, as well as to compensation levels revealed in survey data provided by Towers Watson, for purposes of establishing 2014 salaries for executives other than Mr. Sculley, our CEO. The Compensation Committee set Mr. Sculley’s base salary under his new employment contract at $410,000, which represents approximately a 6-7% increase over the salary of $384,000 that he had previously been earning since June 2011. The Compensation Committee evaluated Mr. Sculley’s performance prior to the Company entering into the new employment contract and recognized his achievements since joining the Company as CEO in 2008 and the progress made. These achievements were documented in the 2013 proxy statement.

Mr. Campbell and the Company entered into a new employment contract in December 2013. The Compensation Committee set Mr. Campbell’s base salary under his new employment contract at $335,000, which represents approximately a 5-6% increase over the salary of $318,000 that he had previously been earning since 2012. The Compensation Committee evaluated Mr. Campbell’s performance prior to the Company entering into the new employment contract and recognized his achievements since joining the Company as CFO in 2008 and the progress made. During his four year tenure from 2008 to 2013, the Company’s stock price had increased from a low of $0.37 to a high of $9.50. Mr. Campbell had arranged gravely needed financing in August, 2008 allowing the Company to continue operations. In December 2008, he was instrumental in completing a financing to pay off the Company’s $6 million of toxic debt. The remaining revolving debt was paid off in 2009. Mr. Campbell helped manage the Company’s results and qualified the Company to improve its listing from the OTC market to list its stock on a major exchange, the NYSE MKT LLC. The Compensation Committee reviewed CFO salaries of companies that they identified as comparable, based on their being competitive firms or in similar industries and of generally the same size, measured both in revenue and market capitalization as of early 2011. In setting Mr. Campbell’s compensation, the Compensation Committee considered compensation levels for CFOs of the following companies: QuikLogic Corporation, RAE Systems, Lime Energy, Co., Microvision, Inc., RadiSys Corporation, Spectrum Control, Herley Industries, Kopin Corporation and Planar Systems, Inc. Additional information on Mr. Campbell’s employment agreement is provided below in the “Employment Agreements” section.

Mr. Carollo and the Company entered into a new employment contract in May 2014. The Compensation Committee set Mr. Carollo’s base salary under his new employment contract at $292,000, which represents approximately an 8-9% increase over the salary of $270,000 that he had previously been earning since 2013. The Compensation Committee evaluated Mr. Carollo’s performance prior to the Company entering into the new employment contract and recognized his achievements since joining the Company in 2011. Effective January 16, 2015, Mr. Carollo resigned as Senior Vice President of Business Development.

Elements of Executive Compensation

The compensation level of our executives generally reflects their level of experience and is designed to provide an incentive to positively affect our future operating performance and shareholder value.

Salary. Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Three of the Company’s executive officers had employment agreements with the Company as of December 31, 2014 and their initial salaries are set by contract. Messrs. Prache and Ghosh, the two executive officers who have been employed the longest, do not have contracts. Salaries are based on the executive’s level of experience, specialty and responsibility. Executive salaries are reviewed on an annual basis by the Compensation Committee. Any increases in salary are based on an evaluation of the individual’s performance, level of responsibility and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions in the Company’s peer group or as shown in survey data.

In 2014, the base salaries of our executive officers were increased 5-9% over the prior year. The increases were primarily merit bases and intended to reward our executive officers for their overall performance on behalf of the Company in 2014.

Equity. Part of the compensation paid to our executives is in the form of equity, which to date has been exclusively through stock option grants. The stock option exercise price is generally the fair market value of the stock on the date of grant. Therefore, a gain is only recognized if the value of the stock increases, which promotes a long term alignment between the interests of the Company’s executives and its stockholders. In 2014, the Compensation Committee determined that no stock option grants would be awarded to executive officers (other than new hires and employment contract renewals) and the aforementioned 4.5% cap on stock options would continue indefinitely. The Company has not awarded, and does not intend to award, any employees annual stock option grants in respect of performance in 2014.

The Compensation Committee approves all option grants with input and recommendations from the Chief Executive Officer, with the exception that the Chief Executive Officer and Chief Financial Officer have been delegated authority to approve initial grants made to newly hired employees. New employees may receive a stock option grant when hired in order to immediately align their interests with us and may be eligible for additional option grants going forward.

In 2014, Mr. Carollo received option grants valued at $50,000 in connection with his new employment agreement. No other named executive officer received option grants in 2014.

Bonus. The executive officers’ cash incentive awards are tied to achieving performance metrics established by the Compensation Committee at the beginning of each year, with input from the Chief Executive Officer, which are not re-set during the year, regardless of Company performance or economic conditions. The program creates incentive for the executive officers to direct their efforts toward achieving specified company goals and individual goals. To measure our 2014 performance, the Compensation Committee established goals related to the Company’s financial performance and attainment of strategic milestones and approved individual goals for executives. In 2014, we again fell short of reaching the Company’s financial performance goals. Other strategic milestones related to the development of certain technologies and attaining certain production milestones and certain individual milestones were achieved. The program is funded by establishing a pool based on a percentage of annual EBITDA, which is then adjusted by an overall company performance modifier based on company performance to reach the final bonus pool. The individual goal attainment resulted in a score for each executive and a percentage of their potential bonus was derived. Potential bonus is based on a certain percentage of salary for each level within the Company. No cash bonus was paid to any employee in respect of 2014.

Anti-Hedging Policy

Our insider trading policy prohibits directors and employees from engaging in short-term or speculative transactions such as trading in eMagin stock on a short-term basis, purchasing eMagin stock on the margin or engaging in short sales.

Clawback Policy

Our Clawback Policy provides that the Company will seek to recover, under the direction of the Compensation Committee, any compensation paid to an executive officer of the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, through such deductions or clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has been an officer or employee of eMagin during years ending December 31, 2012, 2013 or 2014.  In addition, during the most recent fiscal year, no eMagin executive officer served on the Compensation Committee (or equivalent), or the Board, of another entity whose executive officer(s) served on our Compensation Committee or Board.

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Compensation Committee Report of Executive Compensation

The Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in eMagin’s 10-K for the fiscal year ending December 31, 2014. This report is provided by the following independent directors, who comprise the membership of the Compensation Committee:

Christopher Brody (Chair)

Leslie Polgar

Stephen M. Seay

Summary Compensation Table

The following table sets forth information regarding compensation paid to our principal executive officer and our other two highest paid executive officers for the applicable fiscal year (for each such year, the “Named Executive Officers”).

	Year	Salary	Bonus	Stock Awards	Option awards (1)	Non-equity incentive plan compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Name and principal position		($)	($)	(S)	($)	($)	($)	($)	($)
Andrew G. Sculley,	2014	410,000							410,000
President and Chief Executive Officer	2013	384,000							384,000

Paul Campbell,	2014	335,000							335,000
Chief Financial Officer and Treasurer	2013	318,000							318,000

Olivier Prache,
SVP, Product Development	2013	280,199							280,199

Jerome Carollo, SVP, Business Development	2014	292,000			50,000				342,000

(1) The amounts in this column represent the fair value of option awards to the Named Executive Officer as computed on the date of the option grants using the Black-Scholes option-pricing model. Please see Note 10 to our financial statements for the year ended December 31, 2014, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table sets forth information regarding stock option awards to our Named Executive Officers under our stock option plans for the year ended December 31, 2014 as follows:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Share)	Total Grant Date Fair Value ($)
Jerome Carollo	May 19, 2014	44,248	2.69	50,000

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards of our Named Executive officers.

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised options (#)	Options exercise price ($)	Option expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew G. Sculley	154,900		154,900	0.81	June 2, 2015	-	-	-	-
	25,796		25,796	1.94	March 3, 2017	-	-	-	-
	28,800		28,800	7.79	March 15, 2016	-	-	-	-
	188,333		188,333	4.03	November 3, 2018	-	-	-	-
	14,667	7,333	22,000	3.59	March 13, 2017	-	-	-	-

Paul Campbell	22,733		22,733	1.94	March 3, 2017	-	-	-	-
	27,410		27,410	7.79	March 15, 2016	-	-	-	-
	11,333	5,667	17,000	3.59	March 13, 2017	-	-	-	-
	56,853		56,853	3.02	May 8, 2017	-	-	-	-
	70,172		70,172	3.57	December 31, 2017	-	-	-	-

Jerome Carollo (1)	100,000		100,000	6.89	March 21, 2016	-	-	-	-
	8,000	4,000	12,000	3.59	March 13, 2017	-	-	-	-
		44,248	44,248	2.69	May 19, 2019	-	-	-	-

(1) Mr. Carollo resigned as of January 16, 2015 and all his options expired as of April 16, 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding stock option exercises by our Named Executive Officers for the year ended December 31, 2014:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew G. Sculley	154,900	247,391	-	-
Paul Campbell	41,418	54,618	-	-
Jerome Carollo	-	-	-	-

Pension Benefits

eMagin does not have any plan which provides for payments or other benefits at, following, or in connection with retirement.

Non-qualified Deferred Compensation

eMagin does not have any defined contribution or other plan which provides for the deferral of compensation on a basis that is not tax-qualified.

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Employment Agreements

Employment Agreement with Andrew Sculley

On December 31, 2013 and effective as of January 1, 2014, the Company and Andrew G. Sculley, Jr. entered into an Amended and Restated Employment Agreement (the “Sculley Employment Agreement”), which amends and restates in its entirety the Executive Employment Agreement, dated as of June 1, 2011, by and between Company and Mr. Sculley.  Pursuant to the Sculley Employment Agreement, Mr. Sculley will continue serving as the Company’s President and Chief Executive Officer.  The Sculley Employment Agreement will continue until June 30, 2016 unless it is terminated sooner pursuant to its terms.  Under the Sculley Employment Agreement, Mr. Sculley will be paid an annual salary of $410,000.  Mr. Sculley may receive equity-related instruments on an annual basis in amounts and subject to vesting and other terms and conditions as the Board of Directors or Compensation Committee of the Board of Directors may determine.  All other terms and conditions of such awards shall be governed by the terms and conditions of the applicable equity plan and the applicable award agreements, and as determined by the Company’s Compensation Committee.  The annual awards of equity-related instruments shall be made in accordance with the Company’s performance-based compensation plan as approved by the Compensation Committee from time to time.  Mr. Sculley shall be eligible to participate in the Company’s equity and stock purchase plans, as determined in the sole discretion of the Compensation Committee.   The Board or Compensation Committee may provide additional awards of equity-related instruments from time to time or on an incentive plan as they deem appropriate.

Pursuant to the Sculley Employment Agreement, Mr. Sculley’s employment may be terminated by the Company with or without Cause (as defined in the Sculley Employment Agreement) and he may terminate his employment for Good Reason (as defined in the Sculley Employment Agreement) and such other reasons set forth in the Sculley Employment Agreement.

If Mr. Sculley’s employment agreement is terminated without Cause or if he terminates it for Good Reason, then Mr. Sculley shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of his base salary that remains unpaid under the Sculley Employment Agreement, which shall be paid monthly or (ii) monthly salary payments for twelve (12) months, based on Mr. Sculley’s monthly rate of base salary at the date of such termination, provided, however in lieu of the aforementioned monthly payments, the Company may in its sole discretion pay such payments in a lump-sum.  Payment by the Company of the foregoing severance amounts is contingent upon Mr. Sculley’s executing a release agreement substantially in the form attached as an exhibit to the Sculley Employment Agreement, and such release becoming effective, and only so long as Mr. Sculley does not revoke or breach the provisions of the such release or the restrictive covenants set forth in Sections 4 and 5 of the Sculley Employment Agreement.  Mr. Sculley shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of the Sculley Employment Agreement; and (iii) any bonuses which have accrued prior to the date of Mr. Sculley’s termination.  Shares of any of the Mr. Sculley’s stock subject to any lockups will be immediately released from such restrictions and registered by the Company within 30 days of his termination.

If the Employment Agreement is terminated with Cause or if Mr. Sculley terminates it without Good Reason then Mr. Sculley shall cease to accrue salary, personal time off, benefits and other compensation on the date of such termination.

Employment Agreement with Paul Campbell

On December 31, 2013 and effective as of January 1, 2014, the Company and Paul C. Campbell entered into an Amended and Restated Employment Agreement (the “Campbell Employment Agreement”), which amends and restates in its entirety the Executive Employment Agreement, dated as of May 8, 2012, by and between Company and Mr. Campbell.  Pursuant to the Campbell Employment Agreement, Mr. Campbell will continue serving as the Company’s Chief Financial Officer and Treasurer.  The Campbell Employment Agreement will continue until December 31, 2015 unless it is terminated sooner pursuant to its terms.  Under the Campbell Employment Agreement, Mr. Campbell will be paid an annual salary of $335,000.  Mr. Campbell may receive equity-related instruments on an annual basis in amounts and subject to vesting and other terms and conditions as the Board of Directors or Compensation Committee of the Board of Directors may determine.  All other terms and conditions of such awards shall be governed by the terms and conditions of the applicable equity plan and the applicable award agreements, and as determined by the Compensation Committee.  The annual awards of equity-related instruments shall be made in accordance with the Company’s performance-based compensation plan as approved by the Company’s Compensation Committee from time to time.  Mr. Campbell shall be eligible to participate in the Company’s equity and stock purchase plans, as determined in the sole discretion of the Compensation Committee.   The Board or Compensation Committee may provide additional awards of equity-related instruments from time to time or on an incentive plan as they deem appropriate.

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Pursuant to the Campbell Employment Agreement, Mr. Campbell’s employment may be terminated by the Company with or without Cause (as defined in the Campbell Employment Agreement) and he may terminate his employment for Good Reason (as defined in the Employment Agreement) and such other reasons set forth in the Campbell Employment Agreement.

If Mr. Campbell’s employment agreement is terminated without Cause or if he terminates it for Good Reason, then  Mr. Campbell shall, at the Company’s sole discretion, be entitled to the lesser of (i) the total amount of his  base salary that remains unpaid under the Campbell Employment Agreement, which shall be paid monthly or (ii) monthly salary payments for twelve (12) months, based on Mr. Campbell’s monthly rate of base salary at the date of such termination, provided, however in lieu of the aforementioned monthly payments, the Company may in its sole  discretion pay such payments in a lump-sum.  Payment by the Company of the foregoing severance amounts is contingent upon Mr. Campbell’s executing a release agreement substantially in the form attached as an exhibit to the Campbell Employment Agreement, and such release becoming effective, and only so long as Mr. Campbell does not revoke or breach the provisions of the such release or the restrictive covenants set forth in Sections 4 and 5 of the Campbell Employment Agreement.  Mr. Campbell shall also be entitled to: (i) payment for accrued and unused vacation; (ii) the immediate vesting of any non-vested equity-related instruments granted pursuant to Section 2.6 of the Campbell Employment Agreement; and (iii) any bonuses which have accrued prior to the date of Mr. Campbell’s termination.  Furthermore, shares of any of the Mr. Campbell’s stock subject to any lockups will be immediately released from such restrictions and registered by the Company within 30 days of his termination.

If the Campbell Employment Agreement is terminated with Cause or if Mr. Campbell terminates it without Good Reason then Mr. Campbell shall cease to accrue salary, personal time off, benefits and other compensation on the date of such termination.

Employment Agreement with Jerome Carollo

On May 13, 2014, the Company and Jerome T. Carollo executed an Amended and Restated Employment Agreement (the “Carollo Employment Agreement”), which amended and restated in its entirety the Executive Employment Agreement, effective as of March 21, 2011. Pursuant to the Employment Agreement, Mr. Carollo will continue to serve as the Company’s Senior Vice President, Business Development until May 13, 2016. Mr. Carollo is paid a base salary of $292,000 and received stock options valued at $50,000.

If the Company terminates Mr. Carollo’s employment without Cause, or if Mr. Carollo resigns from his employment for Good Reason, or if Mr. Carollo’s employment is terminated or significantly changed or his salary is decreased as a result of a Change of Control, then Mr. Carollo will be entitled to either the total amount of the base salary that remains unpaid, or monthly salary payments for twelve (12) months, based on his monthly rate of base salary at the date of such termination.  However, in lieu of the aforementioned monthly payments, the Company may in its sole discretion pay such payments in a single lump-sum. Mr. Carollo shall also be entitled to payment for accrued and unused vacation, the immediate vesting of any non-vested equity-related instruments granted under the Employment Agreement, and any bonuses which have accrued prior to the date of termination. If Mr. Carollo voluntarily resigns from his employment with the Company, other than for Good Reason as defined in the Employment Agreement, or if the Company terminates his employment for Cause as defined in the Employment Agreement, then Mr. Carollo shall cease to accrue salary, paid time off, employee benefits and other compensation which would have become payable after the date of such resignation or termination, as applicable.

Effective January 16, 2015, Jerome T. Carollo resigned as Senior Vice President of Business Development and his Employment Agreement was terminated.

Transactions with Related Persons

At no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or been involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported to the extent required under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of eMagin common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

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ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF SEVEN DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Christopher Brody	46	Director
Paul Cronson	58	Director
Leslie G. Polgar	71	Director
Ellen Richstone	63	Director
Andrew G. Sculley	64	Director
Stephen Seay	68	Director
Jill J. Wittels	65	Director

Christopher Brody	Director since 2012

Since February of 2012, Mr. Brody has served as the President and Managing Director of Stillwater LLC and as the Vice President of Stillwater Trust LLC. Both Stillwater LLC and Stillwater Trust LLC are affiliates of Stillwater Holdings LLC, our largest stockholder, which originally nominated him in 2012. From 2008 to 2011, Mr. Brody was the Chief Investment Officer of BAWAG P.S.K. Bank Fur Arbeit und Wirtschaft Und Osterreichische Sparkasse Aktiengesellschaft, a large Austrian commercial bank, and as a member of the management committee of its stockholder, BAWAG Holdings GmbH. He served on the boards of both companies. From 2001 to 2008, he served as Managing Director of Cerberus Capital Management L.P., an alternate asset hedge fund. He previously served on the boards of Scottish Re Group LTD (NYSE traded), and numerous other boards of private companies in the portfolio of Cerberus Capital Management L.P. Mr. Brody holds a B.A. from Brandeis University. Mr. Brody’s U.S. and international business and financial knowledge and experience led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

Paul Cronson	Director since 2003

Paul Cronson has served as a director since July of 2003. Mr. Cronson is Managing Director of Larkspur Capital Corporation, which he co-founded in 1992. Larkspur is a broker dealer that is a member of FINRA and advises companies seeking private equity or debt. Mr. Cronson's career in finance began in 1979 at Laidlaw, Adams, & Peck where he worked in asset management and corporate finance. From 1983 to 1985, Mr. Cronson worked with Samuel Montagu Co., Inc. in London, where he marketed Eurobond issuers and structured transactions. Subsequently from 1985 to 1987, he was employed by Chase Investment Bank Ltd., where he structured international debt securities and developed synthetic asset products using derivatives. Returning to the U.S., he joined Peter Sharp Co., where he managed a real estate portfolio, structured financings and assisted with capital market investments until 1992. Mr. Cronson received his BA from Columbia College in 1979, and his MBA from Columbia College in 1982. He is on the board of the Evelyn Sharp Foundation in New York, a private foundation supporting various not for profit endeavors. Mr. Cronson’s business management and financial experience and knowledge led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

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Leslie G. Polgar	Director since 2010

Dr. Leslie G. Polgar has served as a director since November of 2010.  Dr. Polgar is an Adjunct Professor at St. Mary’s College of California (2008 – present), where he teaches Entrepreneurship in the Professional MBA Program and Management of Innovation and Technology in the Executive MBA Program. From 2005 to 2007, Dr. Polgar was chief executive officer and a member of the board of directors of Forth Dimension Displays Ltd. in Dalgety Bay, Scotland. From 2000 to 2003, Dr. Polgar was the founding president of Eastman Kodak’s Display Products Business Unit, where he led the successful commercialization of the world’s first full color, direct-view organic light emitting diode display (OLED).   Dr. Polgar’s board experience includes: Shotgun Players Theater Company (non-profit, US) and for-profits Interschola (US), Forth Dimension Displays (UK), SK Display (Japan), Bertram Labs/Chemetall GmbH (US-Germany), and Chemical Suppliers Inc. (US). Dr. Polgar earned an MBA (U. of Connecticut), a PhD and MS in physics (Carnegie Mellon University) and a BS in physics/math (U. of Michigan).   Dr. Polgar’s scientific and technical knowledge and his experience in the industry led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

Ellen Richstone	Director since 2014

Ellen Richstone began service as a director in July 2014. Ms. Richstone served as the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace. From 2002 to 2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion. Ms. Richstone currently serves on, and was designated a financial expert by, the board of directors of BioAmber Inc., a publicly traded industrial biotechnology company producing sustainable chemicals, and the board of directors of Everyware Global, a publicly traded consumer products company. She also currently serves on the corporate advisory boards of Paxeramed, a medical device company, and Pro Teck Valuation Services, and on the boards of non-profit organization, Employment Resources Inc. and the National Association of Corporate Directors – New England. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors. Ms. Richstone’s broad industry experience in technology and corporate governance expertise led to the conclusion that she should serve on the Board of Directors, given the Company’s business and structure.

Andrew G. Sculley	Director since 2009

Andrew G. Sculley became the Company’s Chief Executive Officer and President on June 1, 2008 and was appointed to the Board of Directors on November 2, 2009.  Mr. Sculley served as the General Manager of Kodak’s OLED systems Business Unit and Vice President of Kodak’s Display Business from 2004 to 2008. From 2003 to 2006, he served on the Board of Directors of SK Display, a joint venture between Sanyo and Kodak. From 1996 to 2001 Mr. Sculley served as the Manager of Operations, CFO and member of the Board of Directors of Kodak Japan Ltd., where he managed Distribution, Information Technologies, Legal, Purchasing and Finance. Previously, he held positions in strategic planning and finance in Eastman Kodak Company.  Mr. Sculley holds an MBA from Carnegie-Mellon University and an MS in physics from Cornell University. He attended Harvard University’s International Senior Management Program while an executive at Kodak.  Mr. Sculley’s experience as the Company’s Chief Executive Officer and technical and business management experience at Kodak’s Display Business, SK Display and Kodak Japan Ltd., led to the conclusion that Mr. Sculley should serve on the Board of Directors, given the Company’s business and structure.

Stephen Seay	Director since 2006

Brigadier General Stephen M. Seay, U.S. Army (Ret.) began service as a director in January 2006. Brig. General Seay founded Seay Business Solutions, LLC, a Florida veteran-owned small business, in 2006, specializing in providing assistance to entrepreneurs and small businesses focused on working in defense. Brig. General Seay provides expertise in high technology operational and integrated modeling, simulation, training and education, mission command, cyber operations, strategic planning, resource management/allocation/analysis, operations research and system life cycle planning, programming, execution, sustainment and life cycle system design. He held a wide variety of command and staff positions during his over thirty-three year Army career, culminating as the Commanding General, Joint Contracting Command-Iraq/Head of Contracting Authority, Operation Iraqi Freedom (2004-2005) and Program Executive Officer, Simulation, Training and Instrumentation (PEO STRI) from 2000-2005. He performs corporate and independent director responsibilities as a member of strategy, audit, compensation, finance, governance and executive committees. Brig. General Seay is the senior mentor/advisor for Talon Simulations, LLC, an entrepreneurial Florida small business, University of Central Florida graduate degree program and National Science Foundation grant awardee, focused on aviation simulation for training, and gaming, simulation focused on smaller aviation schools and instructional facilities. He is an Associate in The Spectrum Group, Alexandria, Virginia and CMA & Associates, Virginia Beach, Virginia. He serves on the Board of Directors and as Secretary, formerly Treasurer, Kid’s House of Seminole County, Florida (children’s advocacy), Orlando Science Center, Orlando, Florida (STEM) Director and on its Finance Committee. Brig. General Seay received his BS from the University of New Hampshire and an MS from North Carolina State University. General Seay is a recognized expert in operational training systems and programs. Brig. General Seay’s Army operational experience and understanding of high technology devices, optics and digital displays, his business knowledge and experience in transitioning emerging technology into practical applications led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

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Jill J. Wittels	Director since 2011

Dr. Wittels has served as a director and Chair of the Board since August, 2011.  She served on the Board of Directors previously from 2003 to 2006. Dr. Wittels is currently the principal in Sostenuto Strategic Advisors, in which capacity she consults on business strategy and serves as a strategy advisor.  She served on the Board of the Fermi National Accelerator Laboratory, a laboratory of the U.S. Department of Energy Office of High Energy Physics from 2013 to 2014 and also from June 1995 through June 2011.  From 2001 until July, 2011, Dr. Wittels was Corporate Vice President, Business and Technology Strategy of L-3 Communications.  Her responsibilities at L-3 included strategies for growth, oversight of R&D, diligence support for M&A, and cross-company business development coordination.  From 1979 to 2001, she held a variety of positions with BAE Systems, including Vice President and General Manager, Acting President and Vice President of Engineering.   She served on the board of Innovative Micro Technology, Inc. from 2002 through July 2011 and on the board of Millivision, Inc. from 2002 to 2006.  Dr. Wittels holds a BS and a PhD in Physics, both from the Massachusetts Institute of Technology.  Dr. Wittels’ business management experience, her scientific knowledge, her knowledge of the Company, and her experience in developing strategy and strategic alliances led to the conclusion that she should serve on the Board of Directors, given the Company’s business and structure.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company's common stock and Series B Preferred Stock (on an as converted basis with the Common stock) present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

McGladrey LLP (“McGladrey”), our independent auditors, audited our financial statements for the 2014 fiscal year. The Audit Committee selected McGladrey as the independent auditors of the Company for the fiscal year ending December 31, 2015. Representatives of McGladrey are not expected to attend the 2015 Annual Meeting of Stockholders. McGladrey was first engaged by us on June 15, 2011.

During the years ended December 31, 2014 and 2013, neither the Company nor anyone acting on its behalf consulted with McGladrey regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K, nor did McGladrey receive any fees for any services during that time period.

Audit Fees

McGladrey served as eMagin’s independent auditors for the years ended December 31, 2014 and 2013.  For the years ended December 31, 2014 and 2013, the fees for audit services associated with the annual audit and review of the Company’s quarterly reports on Form 10-Q totaled approximately $172,500 and $166,850, respectively.

Tax Fees

No fees were billed for the years ended December 31, 2014 and 2013 for professional services rendered by McGladrey for tax compliance, tax advice, and tax planning.

All Other Fees

For the years ended December 31, 2014 and 2013, fees related to audit services related to the Company’s statutory and regulatory filings totaled approximately $27,089 and $9,995, respectively, from McGladrey.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

 Required Vote

The ratification of the appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock and Series B Preferred Stock (on an as converted basis with the Common stock) present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF MCGLADREY LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2015.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named above in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

Please read the “Compensation Discussion and Analysis” beginning on page 13 for additional details about our executive compensation program, including information about the fiscal year 2014 compensation of our named executive officers. We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2015 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee may take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

Required Vote

Adoption of the resolution requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock and Series B Preferred Stock (on an as converted basis with the common stock) present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT OF THE COMPANY’S EXECUTIVE OFFICERS WHO ARE NAMED IN THIS PROXY STATEMENT’S SUMMARY COMPENSATION TABLE.

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OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of eMagin's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may be obtained without charge by writing to the Corporate Secretary, eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533.  eMagin's Annual Report on Form 10-K can also be found on eMagin's website: www.eMagin.com.

Stockholders Proposals for the 2016 Annual Meeting.

Stockholder proposals intended to be presented at the Company’s 2016 annual meeting must be received by the Company no later than December 24, 2015 (pursuant to Rule 14a-8 of the Exchange Act, 120 days before the anniversary of the prior year’s mailing date) to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. Proposals should be addressed to eMagin Corporation, Attn. Corporate Secretary, 2070 Route 52, Hopewell Junction, NY 12533.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2016 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act), be given no less than 45 days in advance of the one year anniversary date of the date on which the Company first sent its proxy materials for the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2016 annual meeting of stockholders, notice must be provided to eMagin Corporation, Attn. Corporate Secretary, 2070 Route 52, Hopewell Junction, NY 12533 no later than March 9, 2016. If a stockholder fails to provide timely notice of a proposal to be presented at the 2016 annual meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Jill J. Wittels
Jill J. Wittels
Chair of the Board of Directors

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PROXY

eMAGIN CORPORATION

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 4, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Andrew Sculley and Paul Campbell or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his or her substitute, to represent and to vote all the shares of common stock or Series B Convertible Preferred Stock of eMagin Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006 on Thursday, June 4, 2015, at 10:00 a.m., Eastern Time, and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors, FOR Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT--This Proxy must be signed and dated on the reverse side.)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2015

The proxy statement and our 2014 Annual Report on Form 10-K to Stockholders are available at http://www.cstproxy.com/emagin/2015

The Board of Directors recommends a vote FOR the election of the named nominees as directors, FOR Proposals 2, and 3.	Please mark your votes like this ☒

1. Election of Directors

NOMINEES:	01) Christopher Brody	FOR ☐	WITHHOLD ☐
	02) Paul Cronson	FOR ☐	WITHHOLD ☐	2. Proposal to ratify the appointment of McGladrey LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.
	03) Leslie G. Polgar	FOR ☐	WITHHOLD ☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
	04) Ellen Richstone	FOR ☐	WITHHOLD ☐
	05) Andrew G. Sculley	FOR ☐	WITHHOLD ☐	3. To recommend, by non-binding vote, the approval of the compensation disclosed in the Proxy Statement of the Company’s executive officers, who are named in the Summary Compensation Table.
	06) Brig. General Stephen Seay	FOR ☐	WITHHOLD ☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
	07) Jill J. Wittels	FOR ☐	WITHHOLD ☐

I plan on attending the meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

As a shareholder of eMagin Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 3, 2015.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET/MOBILE Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

 Vote Your Proxy by Phone: Call 1 (866) 894-0537

 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided